Exhibit 99.1

CALLWAVE ANNOUNCES EXECUTIVE APPOINTMENTS

SANTA BARBARA, Calif.—June 5, 2006—CallWave, Inc. (Nasdaq:CALL), a leading provider of on-demand communications services to service providers and consumers, today announced that it has named Mark Stubbs as Chief Financial Officer. Stubbs succeeds Steve Cordial who will assume the role of Senior Vice President for Business Strategy.

“This is a great opportunity for CallWave,” said David Hofstatter, chief executive officer of CallWave. “Mark brings a tremendous amount of operational experience in both large and small organizations. Steve has played a critical role at CallWave in helping to transition our business strategy and model. With our strategic direction in place, it is a good time to bring in someone to oversee the daily CFO responsibilities and allow Steve to continue his important business strategy efforts.”

Mr. Stubbs commented, “I am very pleased to join CallWave at a time when the company looks to capitalize on the tremendous market opportunity ahead for the timely delivery of On Demand services. The telecommunications industry continues to evolve dynamically and I believe CallWave is well-positioned to influence the roll-out of consumer-friendly services through its carrier partners. I am looking forward to working with Dave, Steve and the entire CallWave team as we execute our business model.”

“I have worked with Mark for several years, and believe he is a great choice to take on the CFO role,” added Mr. Cordial. “It has been a busy time for CallWave as we identified the opportunity to make a shift in our model, and I am looking forward to making Mark’s transition a success while continuing to contribute to the strategic evolution of the Company.”

Mark Stubbs was most recently Vice President and Chief Financial Officer at Sound ID, a privately-held consumer technology company. Prior to joining Sound ID, Stubbs was with Somera Communication (Nasdaq:SMRA), a leading global provider of telecommunications services and equipment. At Somera, Stubbs began as Director of Global Finance Operations and subsequently was named Vice President of Supply Chain Management and Vice President and Managing Director of the EMEA (Europe, Middle East, & Asia Pacific) region. Stubbs has also held financial positions at Kinko’s. Stubbs is a Certified Public Account and received both his Bachelor’s Degree in Finance and Master’s Degree in Business Administration from California Polytechnic State University, San Luis Obispo.

About CallWave

CallWave (Nasdaq:CALL) is an on-demand communications services company, helping service providers reduce customer churn and drive revenues by enabling new landline, Internet and mobile convergence applications. Founded in 1998, CallWave is headquartered in Santa Barbara, Calif. For further information, please visit www.callwave.com.

Safe Harbor Statement

Except for the historical statements contained herein, the foregoing release contains forward-looking statements, including statements regarding, among other matters, our business strategy and future financial performance. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the ability to forecast consumer behavior and recognize or respond to emerging trends, changing preferences or competitive factors, the market acceptance of our new products and product enhancements, claims regarding alleged infringement of third parties’ intellectual property rights, the ability to maintain or expand our customer and partner relationships and other risks and uncertainties. Please consult the various reports and documents filed by CallWave with the U.S. Securities and Exchange Commission, including but not limited to CallWave’s annual report on Form 10-K for the fiscal year ended June 30, 2005, for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and CallWave disclaims any responsibility to update or revise any forward-looking statement provided in this news release.

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Contact:

Todd Friedman, Stacie Bosinoff

The Blueshirt Group

415-217-7722

todd@blueshirtgroup.com

Stacie@blueshirtgroup.com